Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-66720, 333-91179, 333-49802, 333-38996 and 333-98415) of Lionbridge Technologies, Inc. of our report dated February 2, 2001, except for paragraph two of Note 14, as to which the date is March 8, 2001, relating to the financial statements of Data Dimensions, Inc., which appears in the Current Report on Form 8-K of Lionbridge Technologies, Inc. dated May 20, 2003.

PricewaterhouseCoopers LLP

Seattle, Washington

May 20, 2003